Exhibit 10.43

Canon	Distributor Agreement

Canon Business Imaging Solutions Group

Distributor Agreement

BETWEEN	CANON AUSTRALIA PTY LIMITED ACN 005 002 951 of 1 Thomas Holt Drive, North Ryde, New South Wales 2113 (“Canon”)

AND	DATEC (PNG) LTD of Waigani Drive, Port Moresby, National Capital District, PAPUA NEW GUINEA (“Distributor”)

BACKGROUND

A.	Canon is Canon Inc’s sole authorised distributor in Australia, Papua New Guinea, New Zealand and the South Pacific.

B.	Canon and the Distributor have agreed that the Distributor will be appointed as a Distributor for Canon Business Imaging Solutions Group (“BISG”) Products on the terms and conditions set out in this Agreement.

AGREEMENT

1.	Appointment

1.1	Canon appoints the Distributor as the exclusive, authorised Distributor for certain Canon BISG products in the Territory set out in Part 1 of the Schedule.

1.2	The appointment is by Canon’s BISG product division only, and is entirely independent of any relationship between the Distributor and any other Canon product division.

1.3	The Distributor may not resell or service Canon BISG products outside the Territory without first obtaining Canon’s prior written consent.

1.4	The Distributor may not sell Products to anyone whom it knows, suspects or ought reasonably to suspect will resell the Products outside the Territory.

1.5	The Distributor will not during the term of this Agreement manufacture, promote, sell or otherwise deal with goods which are substantially comparable to, competitive with or substitutable for the Products.

Canon	Distributor Agreement

2.	Term of Agreement and Holding Over

2.1	The Term of this Agreement will be for three (3) years from the commencement date set out in Part 2 of the Schedule.

2.2	If the Distributor continues to conduct the Distributor Business with the consent of Canon beyond the expiration of the Term referred to in Clause 2.1, both Canon and the Distributor will continue to be bound by the Terms and Conditions of this Agreement. Either party may then terminate this Agreement by giving not less than six (6) months notice to the other.

3.	The Products

3.1	The Distributor may buy and resell in the Territory only the Canon BISG Products set out in Part 3.1 and Part 3.2 of the Schedule.

3.2	The Distributor will not be able to buy Canon BISG Products other than those set out in Part 3.1 and Part 3.2 of the Schedule, and the Distributor specifically acknowledges that it may not buy those Products set out in Part 3.3 of the Schedule.

3.3.	If Canon’s BISG division adds new Products to its range, it is Canon’s discretion as to whether to make those Products available to the Distributor. If Canon makes further Products available to the Distributor, it will notify the Distributor in writing, and Part 3 of the Schedule will be considered to have been amended accordingly.

3.4	The Distributor acknowledges that Canon may alter the Products set out in Part 3 of the Schedule because of factors including, but not limited to, the cessation of manufacture of that Product, or reorganisation of Canon’s product divisions.

3.5	The Distributor acknowledges that Canon’s access to and rights to distribute the Products depends upon Canon’s arrangements with Canon Inc, which may vary from time to time. The Distributor agrees that:

(a)	Canon shall not be liable to the Distributor for any breach of this Agreement which Canon may commit as a result of any change to Canon’s arrangements with Canon Inc which is beyond Canon’s reasonable control; and

(b)	Canon may unilaterally amend this Agreement, by giving written notice to that effect to the Distributor, to any extent necessary to achieve conformity between this Agreement and the arrangements between Canon Inc and Canon from time to time.

Canon	Distributor Agreement

4.	Mutual Business Interests, Development of Business and Canon Distributor Policy Manual

4.1	Canon and the Distributor acknowledge that the success of their respective businesses is dependant upon each party actively promoting their business, and Canon and the Distributor agree that they will act in a fair, equitable, ethical and business like manner in all aspects of their business relationship,

4.2	The Distributor will actively promote the Distributor’s Business in the Territory and use his best endeavours in carrying on the Business in order to promote the mutual business interests of Canon and the Distributor.

4.3	The Distributor will not, without Canon’s prior written consent, engage in any business other than the Distributor Business. Canon’s consent will not be withheld unless in its reasonable opinion the other business is detrimental to the Distributor’s conduct of the Distributor Business.

4.4	The Distributor and Canon will also operate as far as is practicable in accordance with the practices and procedures set out in the Canon BISG Dealer Policy Manual used by Canon and its Dealers in Australia, as amended from time to time. In the event of any inconsistency between the Canon BISG Dealer Policy Manual and this Agreement, this Agreement will prevail.

5.	Australian National Account and Government Account Customers

5.1	The Distributor and Canon acknowledge that Canon may have direct contractual relationships in Australia with various Australian resident corporations and government bodies that also conduct business in the Territory. In order for Canon to fulfil its contractual obligations to those customers, Canon may be required to arrange for Products to be installed and serviced at premises of those customers which are located in the Territory.

5.2	The Distributor agrees to provide all reasonable assistance to Canon in Canon’s fulfilment of those contractual arrangements. Without limiting the nature of this obligation, the Dealer will when requested by Canon arrange to deliver and install such Products at premises located in its Territory.

5.3	The Distributor will also at Canon’s request enter into service arrangements directly with the customer, or provide service as Canon’s agent.

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5.4	In return for the Distributor providing the assistance set out in Clauses 5.2 and 5.3 Canon will reasonably and appropriately remunerate the Distributor in accordance with the procedures set out in the Canon BISG Dealer Policy Manual. Dependent upon the nature of the assistance provided by the Distributor, the remuneration may consist of any or all of the following:-

(i)	Credits provided to the Distributor by Canon pursuant to the Copy Credit System referred to in the Canon BISG Dealer Policy Manual, which Canon warrants will be reviewed regularly to ensure that they reasonably and appropriately remunerate the Distributor.

(ii)	Reasonable labour rates.

(iii)	Reimbursement of all travel and other expenses reasonably incurred by the Dealer.

6.	Price

6.1	The price for the Products will be the price set out in the relevant Canon Dealer Price List (as applicable to Australian resident Canon BISG Dealers) in force at the time the Product is ordered.

6.2	Canon may amend the Canon Dealer Price List at any time:

(i)	For price increases, by giving not less than thirty (30) days written notice.

(ii)	For price decreases, by giving not less than seven (7) days written notice.

6.3	Canon will sell Products to the Distributor as a wholesale customer.

6.4	Canon may from time to time provide details of Recommended Retail (or Resale) Prices (“RRP”) for Products. A RRP is a recommendation only and the Distributor must determine its own selling price, and the prices (if any) which it wishes to include in advertisements, promotional and other selling material.

7.	Invoicing and Payment

7.1	Canon will forward to the Distributor an invoice for all Products delivered.

Canon	Distributor Agreement

7.2	The Distributor must notify Canon of any disputed item on the invoice by the later of seven (7) days from the date of delivery to the Distributor or thirty (30) days of the invoice date.

7.3	Canon will forward to the Distributor a statement once each month, setting out the total amount due to Canon.

7.4	The Distributor must pay the total amount which is not in dispute on the statement on or before the last business day of the month following the date of the statement. If not, Canon may in addition to any other rights which it may have, do any or all of the following:-

(i)	Charge the Distributor interest at a rate three (3) per cent above the then current Benchmark rate.

(ii)	Refuse to make any further delivery of Products to the Distributor.

(iii)	Require cash payment before making any further delivery of Products to the Distributor.

7.5	If the Distributor disputes any amount on the monthly statement, then, in addition to any notice it may have given pursuant to Clause 7.2, it must provide to Canon a written reconciliation within fourteen (14) days of the date of the statement, setting out details of the amounts in dispute and the reasons why the relevant amounts are in dispute.

8.	Transfer of Ownership (“Title”) and Risk

8.1.1	All risk in the Products will pass to the Distributor when the Products are unloaded from Canon’s delivery vehicle at the address specified for delivery on the Distributor’s order. The delivery address must be that of a Customs Agent or Freight Forwarder on mainland Australia.

8.1.2	All delivery costs and expenses, including but not limited to storage, transportation, insurance and freight, will be borne by the Distributor.

8.2	Legal and equitable title to the Products will remain with Canon until Canon has received payment in full for all amounts due, including:

(a)	The Purchase Price for the Products, together with any interest payable.

(b)	All other amounts owing to Canon by the Distributor on any account whatsoever, whether or not such sums have become due for payment.

Canon	Distributor Agreement

(c)	All amounts owing to any related corporation of Canon by the Distributor on any account whatever, whether or not such sums have become due for payment.

8.3	Where payment is to be made by instalments the full purchase price of the Products will be deemed not to have been paid until such time as all instalment payments together with any amounts due in respect of interest have been made.

8.4	Until property and ownership in the Products pass to the Distributor in accordance with this Clause 8;

(a)	the Distributor shall hold the Products as fiduciary bailee and agent for Canon; and

(b)	the Products shall be stored separately from any other assets, marked in such a way that they are clearly identifiable as Canon’s property and kept in a manner which enables them to be identified and cross-referenced to particular invoices.

8.5	Without prejudice to any other rights held by Canon under this Agreement or at law, in the event of any default in payment of the amounts referred to in sub-clause 8.2 above, Canon shall have the right by its employees, servants or agents to enter without notice at any time upon any land or building, vehicle or vessel or other place upon which the Products are reasonably thought to be situated to do all things necessary in order to take possession of the Products, including dismantling anything into which the Products or any of them have been incorporated. The Distributor shall be liable for all Canon’s costs of whatsoever nature of and associated with the exercise of this right and such costs shall be payable on demand.

8.6	Unless otherwise notified in writing, the Distributor may sell the Products by way of bona fide sale in the ordinary course of business on its standard terms and conditions but may not otherwise deal with, sell, part with possession of, change the character of, convert or otherwise dispose of or handle any of the Products sold hereunder until property and ownership therein have passed to the Distributor in accordance with this Clause 8.

8.7	Where any of the Products are sold by the Distributor before property and ownership therein have passed to the Distributor in accordance with this Clause 8, that sale will constitute a sale by the Distributor of Canon’s property. The proceeds of any Products sold shall be kept in a separate bank account and shall not be mixed with any other moneys, including funds of the Distributor.

8.8	This Clause 8 shall apply notwithstanding the granting of any credit to the Distributor by Canon.

Canon	Distributor Agreement

9.	Securities

9.1	At all times during the Term the Distributor will provide to Canon security of types and to a level reasonably required by Canon.

9.2	Should the Distributor at any time not provide security in accordance with this Clause, Canon may, in addition to any other rights it may have, withhold supply of further Products to the Distributor.

10.	Product Warranty

10.1	Canon warrants to the Distributor that for a period of ninety (90) days from the date of the Distributor’s invoice to the customer for the Product, the Product will be free from defects in material and workmanship under normal use and service. In respect of consumable items, this warranty only applies to defects existing at the time of first use of the consumable item.

10.2	In respect of a warranty claim by the Distributor or by a purchaser of the Products from the Distributor, the Distributor will provide to Canon:

(i)	a copy of any sales invoice from the Distributor to the purchaser;

(ii)	evidence of the date of delivery by Canon to the Distributor;

(iii)	the date when the defect was first brought to the Distributor’s attention;

(iv)	the serial number and meter reading (if any) when the product was installed at the customer’s premises;

(v)	a description of the defect and any defective parts;

(vi)	a copy of the Distributor’s records showing all details of any inspection or repair carried out by the Distributor.

10.3	The Distributor will pay freight, insurance and other charges to return defective Products to Canon. Canon will pay freight, insurance and other charges to return repaired or replaced Products to the Distributor.

10.4	The Distributor’s sole remedy for a breach of a warranty contained in Clause 9.1 is to require Canon to repair, or if repair is impossible or Canon agrees, to replace the relevant product at Canon’s cost.

10.5	Canon excludes any other liability to the Distributor in respect of the Products supplied pursuant to this Agreement.

10.6	The Distributor agrees to co-operate, at Canon’s request, with any Canon International Warranty Scheme applicable to the Products which may exist from time to time.

Canon	Distributor Agreement

11.	Training - Service

11.1	Canon will provide to the Distributor free of charge a service training course for the number of service engineers Canon designates as appropriate for each Canon Product.

11.2	Canon will provide at its expense each service engineer who completes the relevant service training course with one service manual for that model of Canon Product.

12.	Advice and Provision of Trained Personnel

Canon shall provide to the Distributor from time to time such management and administrative advice and assistance as Canon considers appropriate in the following areas: sales, promotion, advertising, marketing, merchandising, equipment, technical matters, layout and colour schemes, management and administration. The method in which and the location at which Canon will provide such advice or assistance is at Canon’s discretion.

13.	Servicing of Products

13.1	The Distributor will at its own expense provide services for the installation, support, maintenance and repair of Products sold by the Distributor.

13.2	The Distributor agrees that in order to provide an acceptable level of service to customers it will comply with all reasonable directions and instructions from Canon and in particular will:

(i)	Maintain a stock of spare parts to at least the level reasonably specified by Canon from time to time as being necessary to properly service the Distributor’s customers.

(ii)	Use only genuine Canon spare parts and consumables.

(iii)	Employ an adequate number of service technicians who meet product knowledge and competence levels as reasonably specified by Canon from time to time.

(iv)	Charge customers at rates or prices no higher than reasonably specified by Canon from time to time.

(v)	Carry out service in accordance with methods and procedures specified by Canon from time to time, including those set out in Canon’s service manuals.

Canon	Distributor Agreement

(vi)	Allow Canon to inspect its service records on reasonable notice to ensure compliance with this Clause and to acquire data for the purpose of improving service procedures.

13.3	If a customer complains to Canon about service carried out by the Distributor, Canon may investigate the legitimacy of the complaint and whether the Distributor has complied with this Clause. The Distributor will assist Canon’s investigations in all reasonable ways.

13.4	The Distributor will offer service to his customers of Canon’s Products for at least five (5) years after delivery to the customer of the Product.

13.5	The Distributor will ensure that it does not cause any pollution or engage in any environmentally unsound practice in disposing of photosensitive drums or other spare parts or consumables, and will comply with any directions given by Canon as to the use or disposal of all products including spare parts and consumables.

14.	Advertising and Promotion

14.1	Canon conducts Advertising and Promotional Programs and prepares brochures and other promotional material primarily for use in Australia. Canon will supply at no cost to the Distributor reasonable quantities of such materials. Additional quantities may be supplied at the Distributor’s request and expense. Any modifications, including printing or other preparation of new materials, will be at the Distributor’s expense.

14.2	The Distributor will undertake reasonable amounts of further advertising and promotions at his own expense.

14.3	The Distributor may request Canon to give consideration to providing funds for use in the Distributor’s own advertising and promotion in accordance with Canon’s Cooperative Advertising Policy in force from time to time.

15.	Sales, Marketing and Service Training and Conferences

15.1	The Distributor will participate in Sales, Marketing and Service training and conferences as is reasonably required by Canon. Canon will pay for accommodation, meals and the cost of training. All other expenses including incidentals, alcohol and expenses of a private nature will be the responsibility of the Distributor.

15.2	If the Distributor requests training additional to that provided by Canon, all expenses for that additional training will be at the Distributor’s cost.

Canon	Distributor Agreement

16.	Performance Standards

16.1	Canon and the Distributor will on a regular basis, and in any event on no less than an annual basis, establish performance standards for the Distributor, including sales targets and Technical Requirements. These established performance standards will be recorded by Canon and the Distributor in an agreed format.

16.2	If at any time Canon, acting in good faith, reasonably determines that the Distributor has not met one or more of the established performance standards for a period of no less than six months, it may forward a notice to the Distributor setting out details of the manner in which and the time during which the Distributor has not met the established performance standards.

16.3	The Distributor will within seven (7) days of receiving such a notice from Canon, forward to Canon a written response providing any information which the Distributor believes is relevant to the issues raised in the notice. Without limiting the material which the Distributor might include in its response, it may include material intended to clarify the information in the notice from Canon, refute the information in the notice or offer suggestions as to how the Distributor will modify its performance.

16.4	Within seven (7) days of Canon receiving the written reply from the Distributor, the Distributor and Canon will meet to discuss in good faith each party’s position as set out in the notice and reply, with a view to establishing an action plan for the twelve (12) weeks following the date of the meeting. This action plan will set out the agreement, if any, reached between Canon and the Distributor as to the steps to be taken by the Distributor during the next twelve (12) weeks including any revised performance standards.

16.5	Canon will during the next twelve (12) weeks provide reasonable assistance and support to the Distributor to assist it to comply with the action plan. If, having done so, Canon is reasonably of the view that the Distributor has not satisfactorily complied with the action plan, Canon may terminate the Agreement by giving eight (8) weeks written notice.

17.	Termination

Without prejudice to the provisions of Clause 16 or to any other remedy which Canon may have against the Distributor:

17.1	Canon may by written notice terminate the Agreement immediately if the Distributor is in fundamental breach of this Agreement. A fundamental breach will include but not be limited to the following circumstances:

(a)	Should the Distributor make a fraudulent misrepresentation in connection with the operation of the Distributor Business.

Canon	Distributor Agreement

(b)	Should the Distributor perform or omit to perform an act, or make a statement, where the act or omission or making the statement:

(i)	is punishable by imprisonment or, if the Distributor is a Corporation, by a fine of $2000 or more; and

(ii)	if the Distributor is a person, tends to show that he is dishonest or otherwise not of good character.

(c)	Should the Distributor be declared bankrupt, file a bankruptcy petition, allow a Writ of Execution to remain unsatisfied for more than three (3) days or if a company, go into liquidation or into a Scheme of Arrangement (other than for amalgamation or reconstruction) or have or permit a Receiver, Agent for a Mortgagee or Administrator to be appointed or call a meeting for the appointment of an official manager.

17.2.1	Canon may by written notice require the Distributor to rectify any non- fundamental breach of the Agreement within fourteen (14) days of the date of service of the notice. If the Distributor does not rectify the breach, Canon may, by a further written notice, terminate the Agreement. A non- fundamental breach will include but not be limited to circumstances where the Distributor:

(a)	Does not pay Canon in accordance with Clause 7.

(b)	Fails to operate the Distributor Business for either a period exceeding seven (7) days, or a lesser period where the failure is unreasonable having regard to the interests of Canon, the normal operation of the business, and the reason for the failure.

(c)	Should the Distributor otherwise breach this Agreement.

17.2.2	This Sub-Clause 17.2 will not apply to circumstances included within Clause 16.

17.3	Upon termination of this Agreement:

(a)	The Distributor will within thirty days pay all moneys due to Canon.

(b)	The Distributor will promptly remove at its expense all advertisements, notices, references or representations relating to Canon BISG products, or to the Distributor’s status as Canon’s Distributor.

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(c)	The Distributor will on or before the effective date of termination provide to Canon an accurate, complete and current list of all Australian National Account and Government Account customers (as referred to in Clause 5 of this Agreement), including details as to the meter readings of the customers’ equipment, relevant copy costs and the detailed service history of the equipment.

18.	Supply of Spare Parts and Consumables after Termination or Expiration

18.1	For a period of three (3) years following termination or expiration of this Agreement Canon will supply the Distributor with spare parts and consumables reasonably required by the Distributor to provide service to those customers which purchased Canon products from the Distributor.

18.2	Thereafter, for a further period of two years, Canon will supply the Distributor with spare parts and consumables reasonably required by the Distributor to provide service to those customers which purchased Canon products from the Distributor, at Canon’s then current trade price.

19.	Assignment

19.1	The Distributor will not assign or otherwise deal with or agree to or purport to assign or otherwise deal with this Agreement or any right or obligation under this Agreement without Canon’s prior written consent which shall not be unreasonably withheld where the Distributor satisfies Canon that the proposed assignee is reputable, responsible and solvent with sufficient experience to properly conduct the Distributor Business and comply with all obligations placed on the Distributor by this Agreement.

19.2	The Distributor will execute and cause the assignee to execute any documentation required by Canon to assess the assignee, record the assignment and procure the assignee’s performance of this Agreement.

19.3	Upon assignment the Distributor will have no further claims against Canon in respect of the Agreement and will, if required, execute a release in favour of Canon to this effect. This sub-clause will not prevent the Distributor pursuing claims of which notice has already been given to Canon in writing and otherwise in accordance with the terms and conditions of this Agreement.

19.4	Where the Distributor is a natural person and dies Canon may in its discretion permit the Distributor’s spouse or a beneficiary nominated under his will to take an assignment of this Agreement. Such assignment will be otherwise subject to the provisions of this clause.

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20.	Insurance and Indemnity

20.1	The Distributor will obtain and maintain at his own expense with a reputable insurance company reasonably acceptable to Canon, insurance for all matters connected with the Distributor’s business.

20.2	The Distributor indemnifies and agrees to keep indemnified Canon against all claims, demands, proceedings, damages, losses and expenses whatsoever made or brought against either or both of the Distributor and Canon in connection with or in any way arising out of this Agreement.

21.	Separate Legal and Tax Entity

21.1	The Distributor will have no right or authority to bind Canon in any way nor to employ or engage any person on Canon’s behalf.

21.2	The Distributor and his employees and agents are not employees or partners of Canon. The Distributor will indemnify Canon against all claims made by or in respect of such employees or agents.

21.3	The Distributor is a separate business entity to Canon, and is responsible for ascertaining and meeting any obligations to pay all taxes, excises or duties related to the importation of the Products into the territory or the sale and distribution of the Products within the Territory. Where required by law, the Distributor will ensure that it is registered with the appropriate taxing authority.

22.	Management

The Distributor (or if the Distributor is a company, the person specified in Part 4 of the Schedule, or such other person as Canon and the Distributor later agree in writing) will personally manage the Distributor Business and not delegate or assign the task to any other person or company without Canon’s prior written consent which shall not be unreasonably withheld. The restriction does not apply to normal services provided by employees of the Distributor, nor to absence of the person specified due to annual vacation or illness for a period not exceeding six (6) weeks.

23.	Business Records and Methods of Operation

The Distributor will keep proper accounting and trading records which at all times accurately reflect the financial position of the Distributor’s Business. If required by Canon, the Distributor will make available to Canon or its representatives, all information, accounting and trading records necessary to enable Canon or its representatives to make an informed assessment of the financial

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state and creditworthiness of the Business. Such information will only be made available to those Canon employees or representatives who reasonably require the information in order to review and assess the Distributor’s Business.

24.	Confidentiality

24.1	The Distributor will maintain strict confidentiality about Canon’s methods of business including but not limited to any Technical Manuals or other similar information belonging to Canon, Canon’s trade secrets and marketing, advertising and promotional material.

24.2	The Distributor will not during the Term or after termination, disclose any confidential information received from Canon in the course of carrying on the Distributor Business unless such disclosure is required by law. The Distributor will inform Canon of any disclosure required by law.

25.	Force Majeure

Neither Canon nor the Distributor shall be in default of this Agreement if such default results from force majeure. This expression shall include acts of God, strikes, lockouts, industrial disputes or disturbances, civil disturbances (including but not limited to revolutions, insurrections, uprisings and riots), wars (whether declared or undeclared), hostilities, blockades, acts of sabotage, acts of enemies or unfriendly peoples, embargoes or other import or export restrictions, perils of the sea, accidents of navigation, breakdown or injury to ships, breakdown or injury to or expropriation, confiscation or requisitioning of plant or facilities for the production, receiving, manufacturing, storage, handling or delivery of the products, orders of any court or governmental authority, epidemics, landslides, lightning, earthquakes, fires, storms, floods, wash-outs, explosions or any other cause not within the reasonable control of the party affected.

26.	Use of Canon’s Marks

26.1	The Distributor will use such Canon Marks in the conduct of the Distributor Business as are reasonably required from time to time by Canon.

26.2	The Distributor will supply Canon with samples for all proposed uses of the Marks, obtain Canon’s prior written consent to those uses, and not make any alterations to the Marks without Canon’s prior written consent.

26.3	The Distributor will as far as practicable indicate prominently in respect of every written use of Canon Marks that the Marks are owned by Canon and that the Distributor is operating as a permitted user.

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26.4	The Distributor will not without Canon’s prior written consent sell any Canon products under any trade mark, trade name, business name, symbol, insignia, logo, design, colour scheme or any other mark or industrial property owned by or commonly identified or associated with any person other than Canon.

26.5	The Distributor will not:

(a)	Directly or indirectly represent that any products not obtained from Canon are Canon Products.

(b)	Otherwise pass off or represent products not supplied by Canon as being Canon Products.

(c)	Deliver or sell any Products supplied by Canon which he knows or suspects are defective.

(d)	Misrepresent the specification of Products supplied by Canon.

(e)	Do anything to diminish the value of the Canon Marks.

26.6	The Distributor will immediately notify Canon of any claims against or infringement of Canon’s rights associated with the Marks of which he becomes aware. Canon will be solely responsible for prosecuting or defending any claims with respect to the Marks.

26.7	In the event of the assignment, expiration or termination of this Agreement for any reason the Distributor shall immediately cease to use the Canon Marks and deliver up, or at the discretion of Canon, destroy any printed matter in the possession of, owned by or under the control of the Distributor and carrying the Canon Marks.

27.	Corporation as Distributor

27.1	If the Distributor is a corporation and the Distributor proposes to allot or register any transfer or transfers of shares in the Distributor which amount to 25% or more in total of the issued shares in the Distributor, this will be considered to be a proposed assignment of this Agreement, and may only occur with Canon’s prior written consent. Canon will not unreasonably withhold its consent where the Distributor satisfies Canon that the proposed change in shareholding will not adversely affect the ability of the Distributor to properly conduct the Distributor Business and comply with all obligations placed on the Distributor by this Agreement.

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27.2	If the Distributor is a corporation the Directors will execute a Guarantee and Indemnity in the form set out in Part 6 of the Schedule. The Distributor and Directors acknowledge that, notwithstanding Clause 1.2 of this Agreement, the Guarantee and Indemnity will apply to all monies owing to Canon, whether or not owing pursuant to this Agreement.

28.	Notice

28.1	Every notice, consent or approval given or required under this Agreement shall be in writing and may be given:

(a)	To Canon or the Distributor by:

(i)	Registered mail to the address specified in Part 5 of the Schedule in which case it will be considered to have been given two (2) days after posting;

(ii)	Facsimile to the numbers in Part 5 of the Schedule in which case it will be considered to have been served on the confirmation by the sending machine of successful transmission.

(iii)	Except for any Notice of Termination pursuant to Clause 2.2, Clause 16 or Clause 17, by e-mail to the e-mail address set out in Part 5 of the Schedule.

(b)	In addition, Canon may give notice, consent or approval to the Distributor by personal service or by leaving it at the Distributor’s premises.

28.2	If the Distributor comprises two (2) or more persons, a notice, consent or approval given to one will be considered to have been given to all.

28.3	Any notice, consent or approval by Canon may be signed by the Secretary of Canon, Canon’s solicitor, the relevant State or Territory Sales Manager or by any other person with authority from Canon to sign or whose authority to sign is subsequently ratified by Canon.

29.	Waiver

To the extent permitted by law, it is agreed that the waiver by Canon of a breach of this Agreement by the Distributor will not be a waiver of any subsequent, similar or different breach nor will it affect or prejudice any of Canon’s rights or remedies under this Agreement.

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30.	Partial Invalidity

If any part or provision of this Agreement is invalid, such invalidity will not affect the enforceability of any other part or provision.

31.	Entire Agreement

This Agreement represents the entire agreement between Canon and the Distributor in relation to the subject of the Agreement. No variation will be effective unless in writing and executed by both parties.

32.	Acknowledgement by Distributor

The Distributor acknowledges that before executing this Agreement he has:

(a)	carefully read the provisions of this Agreement and has understood them; and

(b)	not relied upon any statement, representation or warranty made by Canon other than as set out in this Agreement.

33.	Definitions

33.1	In this Agreement words referring to the singular number include the plural number and vice versa, words referring to any one of the three genders also include the other two genders and words referring to persons include corporations.

33.2	The headings in this Agreement have been inserted only to facilitate reference and will not be taken as being of any significance in the construction, interpretation or operation of this Agreement.

33.3	This Agreement will be construed and interpreted according to the laws of the State of New South Wales, in Australia.

33.4	If the Distributor comprises more than one person, those persons are bound by this Agreement jointly and severally.

33.5	In this Agreement the following words will have the following meanings, unless the context otherwise requires:

(a)	“Benchmark Rate” means the interest rate published from time to time by the National Australia Bank Limited and described by that Bank as its benchmark rate, or if such a rate ceases to be published, such other rate as Canon in its reasonable opinion believes is an appropriate substitute.

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(b)	“Canon Consumable Items” means items used in Canon BISG Products including but not limited to toner, starter and paper. “Consumables” has a similar meaning.

(c)	“Canon BISG Products” means those Canon BISG products listed in Part 3 of the Schedule, as amended from time to time, Canon consumable items and Canon spare parts. “Products” has a similar meaning.

(d)	“Canon Marks” includes all trade marks, trade and business names, symbols and insignia of Canon Inc. or Canon, and any other identifying marks, designs, colour schemes or industrial or intellectual property owned, adopted or used by Canon or Canon Inc in relation to the sale of Canon BISG Products. “Marks” has a similar meaning.

(e)	“Canon Spare Parts” means replacement component parts for Canon Products. “Spare parts” and “parts” have similar meanings.

(f)	“Distributor Business” means the business of the sale and servicing of Canon BISG Products using Canon marks within the Territory.

(g)	“The Distributor” includes the Distributor, his employees, agents, successors and assignees, and where the Distributor is a corporation includes the directors of that corporation.

(h)	“Month” means calendar month.

Canon	Distributor Agreement

THE SCHEDULE

PART1: The	Territory (Clause 1.1)

    Papua New Guinea

    (see attached map)

Canon	Distributor Agreement

PART 2:	The Commencement Date (Clause 2.1) 1 July 2006

PART 3:	The Products (Clause 3)

PART 3.1:	The Products which the Distributor may buy and resell on an exclusive basis in the Territory.

• BISG Equipment

PART 3.2:	The Products which the Distributor may buy and resell on a non-exclusive basis in the Territory.

Not applicable.

PART 3.3:	The Products which the Distributor may not buy and resell.

Not applicable.

PART 4:	Management (Clause 22)

Mr Michael David McCutcheon

PART 5:	Notices (Clause 28)

Mr Mike McCutcheon Datec (PNG) Ltd PO Box 504 Port Moresby PAPUA NEW GUINEA

Phone: 0011 675 303 1333
Fax: 0011 675 325 9066
Email: mmccutcheon@datec.com.pg

Canon	Distributor Agreement

PART 6:	Personal Guarantee (Clause 27.2)

DEED OF PERSONAL GUARANTEE AND INDEMNITY

To:	Canon Australia Pty Limited (ACN 005 002 951) 1 Thomas Holt Drive NORTH RYDE NSW 2113

                 (FULL NAME)                  Of              (PRIVATE ADDRESS)                      his administrators and/or the trustees of his estate (the “Guarantor”)

HEREBY AGREES to provide this Guarantee to Canon Australia Pty Limited for itself and on behalf of its Subsidiaries.

1.	In this Guarantee “Canon” shall mean Canon Australia Pty Limited on its own account and as agent for each of its Subsidiaries (as defined in the Corporations Law) that may from time to time provide financial accommodation to the Dealer, and their respective successors and assigns.

2.	The Guarantor unconditionally guarantees to pay Canon on demand:

(a)	the unpaid invoice price of goods and/or services supplied by Canon or any of its Subsidiaries to ...(NAME OF TRADING ENTITY)..., its successors and permitted assigns (the “Dealer”) whether such supply was made before or after the execution of this Guarantee and notwithstanding that the Guarantor had no notice of any omission on the part of the Dealer to pay for such goods or services; and

(b)	all monies which already are or may at any time in the future be owing by the Dealer to Canon on any account whatsoever (whether on its own account or on account of its Subsidiaries) including, without limiting the generality of the foregoing, all monies arising by way of costs, expenses, losses and damages incurred by Canon or any of its Subsidiaries arising from the default by the Dealer under or relating to the supply of goods or services and/or the provision of financial accommodation to the Dealer by Canon or any of its Subsidiaries.

3.	The Guarantor agrees as an independent primary obligation to indemnify Canon on demand for and against all costs, expenses,

Canon	Distributor Agreement

losses and damages incurred by Canon as a result of this Guarantee or any agreement between Canon and the Dealer relating to the supply of goods and services and/or the provision of financial accommodation by Canon to the Dealer being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to Canon, the amount of such costs, expenses, losses and damages being the amount which Canon would have otherwise been entitled to recover from the Dealer.

4.	The Guarantor’s liability shall not be affected by the granting of time, credit or any indulgence to the Dealer or by any other dealing, matter or thing which but for this provision could or might operate to abrogate, prejudice or affect this Guarantee.

5.	Canon may act as if the Guarantor is the principal debtor and the Guarantor waives any rights inconsistent with this Guarantee. The Guarantor’s obligations are in addition to and not in substitution for any other guarantee or security which Canon may now or hereafter hold for the obligations of the Dealer. No demand need be made by Canon on the Dealer before enforcing its rights against the Guarantor.

6.	The Guarantor agrees that this Guarantee shall be a continuing guarantee and shall be irrevocable and remain in full force and effect (notwithstanding that Canon may at any time and without giving notice to the Guarantor, refuse to further supply goods, services and/or financial accommodation to the Dealer) until a written notice discharging the Guarantor from his obligations is given to the Guarantor by Canon.

7.	All benefits and payments received by Canon from or on account of the Dealer (whether in a winding up or bankruptcy or from the realisation of a security or otherwise) capable of being applied in reduction of the Dealer’s debt shall be applied by Canon as payments in gross and the Guarantor’s right to be subrogated to Canon in respect thereof shall not arise until Canon shall have received the full amount of its claim against the Dealer so that if the Guarantor becomes insolvent, Canon shall be entitled to prove for the total indebtedness of the Dealer to Canon.

8.	Upon the winding up or bankruptcy of the Dealer, the Guarantor shall not prove in such winding up or bankruptcy in competition with Canon unless requested to do so by Canon and the Guarantor authorises Canon at Canon’s discretion to prove for all monies which the Guarantor has paid under this Guarantee and to retain and carry into a suspense account and appropriate at the discretion of Canon any monies received until Canon shall have received 100 cents in the dollar in respect of the Dealer’s indebtedness to Canon. If the Guarantor receives in such winding up or bankruptcy, any dividend whatsoever on account of any monies owing to the Guarantor by the Dealers on any account whatsoever, the Guarantor shall hold the amount of such dividend upon trust, pay the sum into the suspense account and appropriate the same in accordance with this Guarantee.

Canon	Distributor Agreement

9.	If any claim is made that any moneys received by Canon pursuant to this Guarantee must be repaid or refunded or that any settlement, transaction or conveyance relating to payments to Canon pursuant to this Guarantee is void and voidable under any law:

(a)	the Guarantor shall do, execute and deliver all such acts and instruments as Canon may require to reinstate this Guarantee; and

(b)	if the claim is upheld, compromised or admitted, Canon shall be entitled to the same rights, powers and remedies against the Guarantor as if the relevant moneys had never been applied in payment or the settlement, transaction or conveyance had not taken place and this clause shall survive the release or termination of this Guarantee.

SIGNED	at	)
)
by		)
)
on the	day of	,2001)
)
in the presence of:		)

Please print name

Canon	Distributor Agreement

APPROVAL FOR CREDIT APPLICATION CHECKS

1.	I acknowledge that Canon Australia Pty Limited has informed me in accordance with s.18E(8)(c) of the Privacy Act 1988, that certain items of personal information about me contained in this application and permitted to be kept on a credit information file might be disclosed to a credit reporting agency.

2.	In making this application I agree, in accordance with the provisions of paragraphs (b), (e) and (h) of s.18K(1) and/or s.18L(4) of the Commonwealth Privacy Act that:

•	disclosure by a credit reporting agency; and/or

•	use by Canon Australia Pty Limited

of the relevant information referred to in those sections may occur for the purpose of assessing this application.

I acknowledge that this agreement shall continue to have effect for the duration of the trading account should my application be approved.

3.	I agree that, for the purposes of s.18N(1)(b) of the Privacy Act 1988, Canon Australia Pty Limited may disclose information derived from a report or the entire report in its possession to other credit providers for the purpose of providing a reference or references to that other credit provider in the conduct of my account.

4.	Full name _________________________________________________________________________________

Date of Birth    _________________________________________________________________________________

Drivers Licence No    _________________________________________________________________________________

DULY SIGNED

(Signature)

(Date)

Canon	Distributor Agreement

PERSONAL STATEMENT OF ASSETS AND LIABILITIES OF:

NAME:  ________________________________________________________________________________________________________________________________

ADDRESS:  ________________________________________________________________________________________________________________________________

LIABILITIES	$	ASSETS	$
Bank Overdraft:		Bank Balance:
Bank: ___________________		Loans to: ___________________

Loans Owing to:		___________________
(HP, Personal Loans, etc): ___________________		___________________ ___________________ ___________________

Other Current Liabilities: ___________________		Other Current Assets: ___________________ ___________________

SUB TOTAL		SUB TOTAL

Mortgages to: ___________________ ___________________ ___________________ ___________________ ___________________		Land & Buildings: Address ___________________ Address ___________________

Secured Loans: ___________________ ___________________ ___________________		Furniture, Motor Vehicle, Boats, Vans ect ___________________
___________________ ___________________		Current Market Value: ___________________

Other Liabilities (Details):		Investments/Shares etc:
___________________ ___________________ ___________________ ___________________ ___________________		___________________ ___________________ ___________________ ___________________

Other Assests: ___________________

TOTAL LIABILITIES		TOTAL ASSETS

The foregoing statement has been carefully read by the undersigned and is to my knowledge in all respects complete, accurate and truthful.

Signed:	Date:

Witness:

Canon	Distributor Agreement

This Agreement is made on the 14th day of June, 2006.

Signed as an Agreement.

For and on behalf of
DATEC (PNG) LTD

/s/ Michael McCutcheon
Signature

Michael McCutcheon
Name (please print full name)

Chief Operating Officer
Title

For and on behalf of
CANON AUSTRALIA PTY LIMITED

/s/ Russell Irving
Signature

Russell Irving
Name (please print full name)

National Manager Dealer Sales
Title